Exhibit 10(x)(ii)
AMENDMENT NUMBER ONE
TO THE
L3HARRIS SALARIED PENSION PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Salaried Pension Plan, as amended and restated effective August 31, 2020 (the “Plan”); and
WHEREAS, pursuant to authority granted to her by the L3Harris Employee Benefits Committee, the Head of Global Benefits desires to amend the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of January 1, 2021, as follows:
1.    The second paragraph of Section 1.17 (definition of Equivalent Actuarial Value) shall be amended in its entirety, to read as follows:
“Notwithstanding any Plan provision to the contrary, except as otherwise specified in Appendix E of the Plan:
(a)    when determining the Equivalent Actuarial Value of a Member’s retirement allowance or vested benefit based on the IRS Interest Rate and IRS Mortality Table in effect on an Annuity Starting Date on or after January 1, 2005, and prior to January 1, 2006, the Equivalent Actuarial Value of such retirement allowance or vested benefit shall not be less than the amount determined on the basis of the IRS Interest Rate and IRS Mortality Table as defined under the provisions of the Plan in effect on December 31, 2004; and
(b)    when determining the Equivalent Actuarial Value of a Member’s retirement allowance or vested benefit based on the IRS Interest Rate in effect on an Annuity Starting Date on or after January 1, 2021, and prior to January 1, 2022, the Equivalent Actuarial Value of such retirement allowance or vested benefit shall not be less than the amount determined on the basis of the IRS Interest Rate as defined under the provisions of the Plan in effect on December 31, 2020.”

2.    Section 1.44 (definition of Stability Period) shall be amended in its entirety, to read as follows:
“Stability Period shall mean, except as otherwise provided in Appendix F, (i) with respect to an Annuity Starting Date prior to January 1, 2005 or on or after January 1, 2021, the Plan Year in which occurs the Annuity Starting Date for the distribution and (ii) with respect to an Annuity Starting Date on or after January 1, 2005 and prior to January 1, 2021, the calendar month in which occurs the Annuity Starting Date for the distribution.”
3.    Section V of Appendix E (relating to benefits accrued under the Former Kodak Retirement Income Plan) shall be amended as follows:
a.    To insert a new paragraph 9 after paragraph 8 thereof, to read as follows:
“Effective January 1, 2021, references to the “Applicable PBGC Interest Rate” in Section 2.04(e) of the Former Kodak Plan shall mean such rate as determined utilizing the methodology set forth in Appendix C to Part 4022 of ERISA (Lump Sum Interest Rates for Private-Sector Payments); and”
b.    To renumber paragraphs 9 – 17 thereof to be paragraphs 10 – 18 thereof.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 22 day of December, 2020.
                            ______________________________
Allison Oncel
Senior Director, Global Benefits

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